Exhibit 99.1

Aspen Technology Announces Financial Results for the

Third Quarter of Fiscal 2005

Company announces initiatives to simplify corporate structure, improve execution and enhance profitability

CAMBRIDGE, Mass.—May 5, 2005—Aspen Technology, Inc. (NASDAQ: AZPN), the leading provider of software and services to the process industries, today reported financial results for its third quarter of fiscal 2005, ended March 31, 2005.

Total revenues for the third quarter totaled $64.2 million, with software license revenues of $31.1 million and services revenues totaling $33.1 million.  On a Generally Accepted Accounting Principles (GAAP) basis, the Company reported a third quarter net loss applicable to common shareholders of $13.7 million, or $0.32 per diluted share, which includes fees related to the recently completed audit committee investigation.  On a non-GAAP basis, excluding these fees, amortization of intangibles, an adjustment to previously recorded restructuring charges, and the preferred stock dividend and discount accretion, the Company reported a fiscal 2005 third quarter net loss of $4.4 million, or $0.05 per share.  A $1.1 million tax provision for international locations is included in these results, which increased the GAAP loss per share by $0.03 and the non-GAAP loss per share by $0.01.

 “While our third quarter revenues and expenses were in-line with the directional guidance we provided on our March 15 earnings call, we are working hard to ensure that the Company is in position to report improved financial results in the future,” said Mark Fusco, President and CEO of AspenTech.  “After evaluating AspenTech’s operations during my first 90 days as CEO, I have determined that the Company must simplify its structure and processes in order to remove internal obstacles that have prevented it from growing revenues and delivering profitable performance.  Although some of these changes will take time to implement, we have finalized a plan to improve our performance, which we expect will enhance results in our next fiscal year.”

Highlights of New Plan to Improve Operational Performance

On the Company’s March 15 conference call, management discussed its high level priorities designed to help AspenTech improve its profitability and revenues.  Today, AspenTech is announcing the details of its new execution plan which is focused on three areas: (1) operational improvement, (2) end-to-end vertical alignment of customer facing functions, and (3) integration of product management and marketing into a single organization that is closer to the customer.  Details and benefits to the new plan include the following:

•      Operational Improvement

•      Consolidate disparate facilities and back office personnel in order create a simplified operating infrastructure and improve efficiency, control and information flow

•      Consolidate R&D to fewer locations in order to improve productivity, quality and efficiency of R&D resources

•      Vertical Alignment

•      Align all customer-facing employees — product marketing, product management, professional services, pre-sales, and direct sales — into key vertical market segments

•      Create greater accountability across each functional department and ensure that employees closest to the customer are driving R&D toward the greatest areas of customer demand

•      Integration of Product Management and Marketing into a Single Function

•      Merge product management and marketing into one organization, with a greater emphasis on customer interaction and marketing resources in the field

•      Increase the allocation of resources toward key vertical market initiatives

•      Create increased interaction and better communication with our customers, and increase the resources available to drive our vertical sales strategy

“Our new operational plan is comprehensive, and we believe that successful execution against it will put AspenTech in a much better position to deliver consistent and improving financial results.  Many of our customers continue to report solid financial results, and we have the capability to significantly increase our percentage of their software spending as we improve our execution.

He added, “We have a solid sales pipeline and expect to deliver an improvement in software licenses, services, and profitability in the June quarter.  Most important, we believe AspenTech has the potential to return to profitability and free cash flow generation in fiscal 2006 by streamlining our focus and improving the day-to-day execution of our business strategy.”

Charles Kane, Senior Vice President & CFO of AspenTech said, “During the third quarter we significantly decreased our year-over-year cost structure, and we believe we can reduce our expense run rate by another $3 to $4 million per quarter over the next 12 months.  We are committed to running a profitable company, which includes delivering a year-over-year increase in our fiscal 2006 operating margins.  We also plan to pay off our 5.25% convertible debentures, which will improve the Company’s ongoing financial position over the next few months.”

Additions to Management Team

Over the past few months, AspenTech made significant additions to its senior management team.  Blair Wheeler joined the Company as Senior Vice President of Marketing, following a distinguished career in sales and marketing across a variety of organizations, including Cisco and Amoco.  Hedwig (Hedy) Whitney was named Vice President of Human Resources, after having held senior executive positions in a similar capacity at New England Business Services and Fidelity Investments.  Wheeler and Whitney will play instrumental roles in executing the Company’s new plan to improve its operational performance.

Significant Transactions

AspenTech signed significant software transactions in the third quarter with Air Liquide, Dow Corning, DuPont, PepsiCo Inc., NOVA Chemicals, and Statoil.

Financial Impact of Restructuring

As a result of the operational changes and restructuring, the Company expects to reduce its quarterly run rate by roughly $3 to $4 million over the course of Fiscal 2006.  Management anticipates incurring a fourth quarter restructuring charge of between $4 and $6 million.

Conference Call and Webcast

AspenTech will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Daylight Time on May 5, 2005.  Interested parties may listen to a live webcast of the call by logging on to AspenTech’s website: http://www.aspentech.com and clicking on the “webcast” link under the investor relations section of the site.  A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (800) 642-1687, confirmation code 6079595, for four days, beginning at 8:00 p.m. Eastern Daylight Time on May 5, 2005.

Non-GAAP Results

AspenTech reports pro forma financial results, which exclude certain non-operational, non-cash and other specified charges that management generally does not consider in evaluating the Company’s ongoing operations.  These results are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States (known as “GAAP”).  Management believes this pro forma measure helps indicate underlying trends in the Company’s business, and uses this pro forma measure to establish budgets and operational goals that are communicated internally and externally, to manage the Company’s business and to evaluate its performance.  A reconciliation of non-GAAP financial results, to GAAP financial results, is included in the attached condensed consolidated financial statements.

About AspenTech

Aspen Technology Inc. provides industry-leading software and professional services that help process companies improve the efficiency of their business processes, optimize their operational performance and enhance their financial results. The new generation of integrated aspenONE™ solutions gives manufacturers the capabilities they need to model, manage and control their operations, enabling real-time decision making and synchronization of the plant and supply chain. Over 1,500 leading companies already rely on AspenTech’s software, including Aventis, Bayer, BASF, BP, ChevronTexaco, Dow Chemical, DuPont, ExxonMobil, Fluor, GlaxoSmithKline, Shell, and Total. For more information, visit www.aspentech.com.

The third paragraph, the section captioned “Highlights of New Plan to Improve Operational Performance”, and the sentence under the caption “Financial Impact of Restructuring” of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including: AspenTech’s plan to improve operational performance may not be implemented effectively; AspenTech has identified material weakness in its internal controls with respect to software license revenue recognition, that, if not remedied effectively, could result in material misstatements; AspenTech’s lengthy sales cycle which makes it difficult to predict quarterly operating results; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; AspenTech’s ability to raise additional capital as required;  AspenTech’s ability to retire its 5.25% convertible debentures; intense competition;

AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.  AspenTech cannot guarantee any future results, levels of activity, performance, or achievements.  AspenTech expressly disclaims any current intention to update the forward-looking statements after the date of this press release.

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ASPEN TECHNOLOGY, INC.

CONSOLIDATED CONDENSED SATEMENTS OF OPERATIONS

(in thousands)

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2005	2004	2005	2004
REVENUES:
Software licenses	$31,097	$36,636	$93,102	$113,636
Service and other	33,121	44,939	106,011	130,090
Total revenues	64,218	81,575	199,113	243,726

COST OF REVENUES:
Cost of software licenses	4,035	3,854	12,707	11,786
Cost of service and other	19,215	25,345	63,236	73,973
Amortization of technology related intangible assets	1,778	1,806	5,330	5,480
Total cost of revenues	25,028	31,005	81,273	91,239

Gross profit	39,190	50,570	117,840	152,487

OPERATING COSTS:
Selling and marketing	24,299	23,841	70,075	71,449
Research and development	11,552	14,234	35,309	44,534
General and administrative (includes litigation defense and settlement costs, audit committee review costs, and one-time contract termination costs of $4,014, $1,450, $11,939 and $1,450 for the three months ended March 31, 2005 and 2004 and nine months ended March 31, 2005 and 2004, respectively)(2)	12,746	6,399	35,867	19,878
Restructuring charges and FTC legal costs	(97)	—	21,630	2,000
Loss (gain) on sales and disposals of assets	81	(206)	(276)	(885)
Total operating costs	48,581	44,268	162,605	136,976

Income (loss) from operations	(9,391)	6,302	(44,765)	15,511

Other income (expense), net	(16)	256	(58)	(189)
Interest income, net	477	419	1,788	1,956

Income (loss) before provision for income taxes	(8,930)	6,977	(43,035)	17,278

Benefit from (provision for) income taxes	(1,133)	(341)	(220)	(2,330)
Equity in earnings from joint ventures	—	—	—	(100)

Net income (loss)	(10,063)	6,636	(43,255)	14,848

Accretion of preferred stock discount and dividend(1)	(3,630)	(3,400)	(10,747)	(2,900)

Net income (loss) applicable to common stockholders	$(13,693)	$3,236	$(54,002)	$11,948

EARNINGS PER SHARE:
Basic net income (loss) per common share	$(0.32)	$0.08	$(1.28)	$0.30
Diluted net income (loss) per common share	$(0.32)	$0.06	$(1.28)	$0.25

Weighted average shares outstanding - Basic	42,639	41,049	42,193	40,326
Weighted average shares outstanding - Diluted	42,639	51,907	42,193	48,275

PRO FORMA (NON-GAAP) EARNINGS PER SHARE:

Pro forma (non-GAAP) net income excludes Accretion of preferred stock discount and dividend, Amortization of technology related intangible assets, Litigation defense and settlement costs, one-time contract termination costs, Restructuring charges and FTC legal costs, and gain on sale of the AXSYS product line. Pro forma (non-GAAP) weighted average shares outstanding assumes the conversion of the Series D preferred stock to common stock.

Net income	$(4,368)	$9,892	$(4,690)	$23,778

Diluted earnings (loss) per share	$(0.05)	$0.11	$(0.05)	$0.30

Weighted average shares outstanding - diluted	87,262	88,244	87,910	78,556

(1)	Detail of this amount is provided on the reconciliation of net income (loss) to pro forma (non-GAAP) net income

(2)	These parenthetical references will not be presented in our Form 10-K.

Supplemental information —

	Three Months Ended		Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2005	2004	2005	2004

Reconciliation of total expenses to pro forma (non-GAAP) total expenses

Total expenses (cost of revenues and operating costs)	$73,609	$75,273	$243,878	$228,215
Adjustments to total expenses (cost of revenues and operating costs)
Amortization of technology related intangible assets	(1,778)	(1,806)	(5,330)	(5,480)
Litigation defense and settlement costs, included in General and Administrative costs	—	(1,450)	(3,765)	(1,450)
Fees associated with the audit committee review, included in General and Administrative costs	(4,014)	—	(7,103)	—
One-time contract termination cost, included in General and Administrative costs	—	—	(1,071)	—
Restructuring charges and FTC legal costs	97	—	(21,630)	(2,000)
Gain on sale of AXSYS product line, included in Loss (gain) on sales and disposals of assets	—	—	334	—

Pro forma (non-GAAP) total expenses (cost of revenues and operating costs)	$67,914	$72,017	$205,313	$219,285

Reconciliation of net income (loss) to pro forma (non-GAAP) net income (loss)

Net income (loss) applicable to common stockholders	$(13,693)	$3,236	$(54,002)	$11,948
Adjustments to net income (loss) applicable to common stockholders
Net effect of adjustments to cost of revenues and operating costs	5,695	3,256	38,565	8,930
Preferred stock discount and dividend accretion	3,630	3,400	10,747	9,352
Gain on conversion of Series B redeemable preferred stock	—	—	—	(6,452)

Pro forma (non-GAAP) net income (loss)	$(4,368)	$9,892	$(4,690)	$23,778

ASPEN TECHNOLOGY, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	March 31,	June 30,
	2005	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$69,127	$107,677
Accounts receivable, net	54,199	50,874
Unbilled services	12,262	15,518
Current portion of long-term installments receivable, net	24,946	25,244
Deferred tax asset	275	31
Prepaid expenses and other current assets	12,682	10,084

Total current assets	173,491	209,428

Long-term installments receivable, net	61,294	65,527
Equipment and leasehold improvements, net	15,161	18,664
Computer software development costs, net	17,965	16,863
Intangible assets, net	28,794	34,307
Purchased intellectual property, net	871	1,295
Deferred tax asset	2,613	2,492
Other assets	3,038	3,158

Total assets	$303,227	$351,734

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$58,108	$58,595
Accounts payable and accrued expenses	63,005	83,115
Unearned revenue	20,613	18,051
Deferred revenue	30,937	33,462
Deferred tax liability	441	325
Total current liabilities	173,104	193,548

Long-term debt, less current maturities	1,049	1,952
Deferred revenue, less current portion	3,465	5,363
Deferred tax liability	4,241	4,220
Other liabilities	24,101	11,527

Redeemable preferred stock	117,508	106,761

Total stockholders' equity (deficit)	(20,241)	28,363

Total liabilities and stockholders' equity (deficit)	$303,227	$351,734

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